EXHIBIT 32

CLEAN HARBORS, INC. AND SUBSIDIARIES

CERTIFICATIONS PURSUANT TO

SECTION 1350, CHAPTER 63 OF TITLE 18, UNITED STATES CODE,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. §1350, each of the undersigned certifies that, to his knowledge, this Annual Report on Form 10-K for the Year ended December 31, 2003 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in this report fairly presents, in all material respects, the financial condition and results of operations of Clean Harbors, Inc.

Date: March 15, 2004	/s/ ALAN S. MCKIM
Alan S. McKim Chief Executive Officer

Date: March 15, 2004	/s/ MARK S. BURGESS
Mark S. Burgess Chief Financial Officer